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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
 December 27, 2002

EXCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	0-9204 (Commission File No.)	74-1492779 (IRS Employer Identification No.)
6500 Greenville Avenue Suite 600, LB 17 Dallas, Texas (Address of principal executive offices)		75206 (Zip Code)

Registrant's telephone number, including area code: (214) 368-2084

Item 5. Other Events

        On December 30, 2002, EXCO Resources, Inc. ("EXCO") issued a press release announcing that the Special Committee of its Board of Directors had received a revised proposal for the acquisition of EXCO by the management group led by EXCO's Chairman and Chief Executive Officer, Douglas H. Miller. The new proposal revised Mr. Miller's initial August 6, 2002 proposal to increase the consideration for EXCO's common stock to $18 per share and the consideration for EXCO's 5% convertible preferred stock to between $18.00 per share and $18.525 per share, depending on the date of the closing. The revised proposal and the press release are filed as exhibits hereto.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Exhibits.

Number	Document
99.1	Revised Offer Letter dated December 27, 2002 from ER Acquisition, Inc. to EXCO Resources, Inc.
99.2	Press Release dated December 30, 2002 issued by EXCO Resources, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.
Dated: December 31, 2002	By:	/s/ J. DOUGLAS RAMSEY
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Revised Offer Letter dated December 27, 2002 from ER Acquisition, Inc. to EXCO Resources, Inc.
99.2	Press Release dated December 30, 2002 issued by EXCO Resources, Inc.

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX